SECURITIES AND EXCHANGE COMMISSION

              									  Washington, D.C.  20549



                      										FORM 8-K




               								      CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  January 25, l994


       							    Indianapolis Power & Light Company
     			(Exact name of registrant as specified in its charter)





       Indiana                    1-3132-2                35-0413620
State or other jurisdiction     (Commission             (IRS Employer
    of incorporation)           File Number)          Identification No.)





      	      25 Monument Circle, Indianapolis, Indiana  46204
        			(Address of principal executive offices)   (Zip Code)


    Registrant's telephone number, including area code:  (3l7) 26l-826l



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Item 5.  Other Events

	       On January 25, 1994, IPALCO Enterprises, Inc. announced the fiscal 1993 results for the year ended December 31, 1993, for the Company, IPALCO's principal subsidiary. Utility operating revenue for the year ended December 31, 1993, was $664.3 million, compared to $633.2 million during fiscal 1992. Utility net income was $102.8 million for the fiscal year ended December 31, 1993, compared to $93.1 million during fiscal 1992.

Item 7.  Exhibits.

     (1)     Copy of Terms Agreements re issue and sale of First Mortgage
     	       Bonds, 6.05% Series, due 2004 in the principal amount of
	            $80,000,000 and First Mortgage Bonds, 7.05% Series, due 2024 in the principal amount of $100,000,000, respectively.

     (4)     Copy of Thirty-Ninth and Fortieth Supplemental Indentures,
		           each dated as of February 1, 1994, to Mortgage and Deed of
     	       Trust dated as of May 1, 1940 between the Company and American
	            National Bank and Trust Company of Chicago, Trustee.

     (99) Copy of press release issued by IPALCO Enterprises, Inc., parent of the Company, relating to earnings for year ended December 31,
		           1993.




























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                       								SIGNATURE


     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Dated:  January 26, 1994


                         										    INDIANAPOLIS POWER & LIGHT COMPANY



                       													    By /s/ John R. Brehm
													                           -------------------------------
                    													       Name:  John R. Brehm
                                        Title:  Senior Vice President